UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2026

THE HAIN CELESTIAL GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-22818	22-3240619
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 River Street,
Hoboken, New Jersey		07030
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 587-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	HAIN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 24, 2026, The Hain Celestial Group, Inc., a Delaware corporation (the “Company”), received a letter from the Listing Qualifications Staff (the “Nasdaq Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) informing the Company that its common stock, par value $.01 per share (the “Common Stock”), failed to comply with the minimum bid price required for continued listing on The Nasdaq Global Select Market under Nasdaq Listing Rule 5450(a)(1) based upon the bid price of the Common Stock closing below $1.00 for 30 consecutive business days.

The notice from the Nasdaq Staff has no immediate effect on the listing of the Common Stock on The Nasdaq Global Select Market, and the Company’s Common Stock continues to trade on the Nasdaq Global Select Market under the symbol “HAIN.” Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided an initial compliance period of 180 calendar days, or until September 21, 2026 (the “Compliance Date”), to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of the Common Stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days prior to the Compliance Date.

If the Company is unable to regain compliance by the Compliance Date, the Company may be eligible for an additional 180 calendar day compliance period to demonstrate compliance with the bid price requirement. To qualify, the Company will be required to meet the continued listing requirement for the market value of publicly held shares and all other initial listing standards for The Nasdaq Global Select Market, with the exception of the bid price requirement, and will need to provide written notice to Nasdaq of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. If the Company does not qualify for the second compliance period or fails to regain compliance during the second 180-day period, Nasdaq will notify the Company of its determination to delist the Common Stock, at which point the Company would have an opportunity to appeal the delisting determination to a hearings panel. If the Company does appeal any delisting determination by Nasdaq to the panel, the Company cannot ensure that any such appeal would be successful.

The Company intends to actively monitor the closing bid price of the Company’s Common Stock and, if necessary, intends to take actions to resolve the deficiency and regain compliance with the bid price requirement, including by effecting a reverse stock split, which the Company currently intends to propose to its stockholders at its 2026 annual meeting of stockholders if the minimum bid price matter is not cured by the Compliance Date. While the Company is exercising diligent efforts to maintain the listing of its Common Stock on Nasdaq, there can be no assurance that the Company will be able to regain or maintain compliance with Nasdaq listing standards.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. The words “believe,” “expect,” “anticipate,” “may,” “should,” “plan,” “intend,” “potential,” “will” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, among other things, statements regarding the Company’s intentions regarding regaining compliance with the minimum bid price requirements of Nasdaq. Risks and uncertainties that may cause actual results to differ materially from forward-looking statements include our ability to effect a reverse stock split, uncertainty with respect to Nasdaq’s requirements for regaining compliance with its listing standards, and other risks and matters described in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and our other filings made from time to time with the Securities and Exchange Commission. We undertake no obligation to update forward-looking statements to reflect actual results or changes in assumptions or circumstances, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HAIN CELESTIAL GROUP, INC.

Date:	March 27, 2026	By:	/s/ Lee A. Boyce
Lee A. Boyce Chief Financial Officer